                                                                   Exhibit 99.1

                              Joint Filer Information

Name of Joint Filer:                  VPC Impact Acquisition Holdings Sponsor,
                                      LLC

Address of Joint Filer:               c/o Victory Park Capital Advisors, LLC
                                      150 North Riverside Plaza, Suite 5200
                                      Chicago, Illinois 60606

Relationship of Joint Filer to
Issuer:                               Director (See Remarks)

Issuer Name and Ticker
or Trading Symbol:                    Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):                     03/31/2023

Name of Joint Filer:                  Richard N. Levy

Address of Joint Filer:               c/o Victory Park Capital Advisors, LLC
                                      150 North Riverside Plaza, Suite 5200
                                      Chicago, Illinois 60606

Relationship of Joint Filer to
Issuer:                               Director (See Remarks)

Issuer Name and Ticker
or Trading Symbol:                    Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring Statement:
(Month/Day/Year):                     03/31/2023